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                                                                    EXHIBIT 10.2


                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                             ACCESSPOINT CORPORATION


                                       AND


                            J.S.J. CAPITAL III, INC.


DATED

APRIL 12, 2000


        AGREEMENT AND PLAN OF MERGER ("Agreement") dated
April 12, 2000, by and among ACCESSPOINT CORPORATION, a
Nevada corporation ("Accesspoint") and J.S.J. CAPITAL III, INC., a Nevada corporation ("J.S.J.").

                                    RECITALS

        WHEREAS, the Board of Directors of each of Accesspoint and J.S.J. (being sometimes collectively referred to herein as the "Constituent Corporations" deems it advisable for the general welfare of its stockholders that the Constituent Corporations merge (the "Merger") into a single corporation pursuant to this Agreement and the applicable laws of the State of Nevada; and

        WHEREAS, the Constituent Corporations desire to adopt this Agreement as a Plan of Reorganization and to consummate the merger in accordance with the provisions of Section 368(a) (1) of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, the Constituent Corporations agree that J.S.J. shall be merged with and into Accesspoint, with Accesspoint as the surviving corporation in accordance with the applicable laws of Nevada (which in its capacity as surviving corporation is hereinafter called the "Surviving Corporation"), that the Surviving Corporation shall continue to exist under the name Accesspoint pursuant to the provisions of the Nevada Revised Statutes ("NRS"), and, subject to the applicable provisions of the California Corporations Code ("CCC") and the NRS, that the terms and conditions of the merger and the mode of carrying it into effect shall be as follows:

                                    ARTICLE 1

THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement and the NRS, J.S.J. shall be merged with and into Accesspoint, the separate corporate existence of J.S.J. shall cease and Accesspoint shall continue after the Merger as the Surviving Corporation under the laws of the State of Nevada. This Agreement shall be submitted to shareholders of the Constituent Corporations in the manner prescribed by the provisions of the NRS and, if applicable, the CCC to be approved at meetings called for that purpose or by written consents in lieu of a meeting.

        1.2 Effective Time; Closing. Within five (5) days after adoption of this Agreement by shareholders of the Constituent Corporations pursuant to the laws of the States of Nevada and California and the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by executing, delivering and filing the Articles of Merger with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with the relevant provisions of the NRS (the time of such filing being the "Effective Time"), and the parties shall take all such other and further actions as may be required by law to cause the Merger to become effective. Prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held by telephone and facsimile among the parties hereto and their counsel for the purpose of confirming all the foregoing.

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        1.3 Effect of the Merger. At the Effective Time, the effect of the
Merger shall be as provided in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of J.S.J. and Accesspoint shall vest in the Surviving Corporation, and all debts, liabilities and duties of J.S.J. and Accesspoint shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Subsequent Actions. After the Effective Time, the Surviving Corporation shall consider or be advised that deeds, bills of sale, assignments, assurances or any other actions or things may be necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of J.S.J. or Accesspoint acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement. In such event, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either J.S.J. or Accesspoint, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        1.5 Certificate of Incorporation; By-Laws; Directors and Officers.

               (a) At the Effective Time, the Articles of Incorporation of Accesspoint as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law;

               (b) At the Effective Time, the By-Laws of Accesspoint, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the NRS, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

               (c) The board of directors Accesspoint immediately prior to the Effective Time shall be the initial board of directors of the Surviving Corporation after the Merger until their successors are duly elected or appointed and shall qualify. The officers of Accesspoint immediately before the Effective Time will be the and officers of the Surviving Corporation until their successors are duly elected or appointed and shall qualify. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law or by the Articles of Incorporation and By-Laws of the Surviving Corporation.

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        1.6    Treatment of Securities.  At the Effective Time, by virtue of the
Merger and without any action on the part of Accesspoint, J.S.J. or the holder of any of the following securities:

        (a) Each of the shares of the issued and outstanding Common Stock of Accesspoint immediately prior to the Effective Time shall continue to represent one fully paid and non-assessable share of Common Stock of the Surviving Corporation.

        (b) Each issued and outstanding shares of Common Stock of J.S.J. immediately prior to the Effective Time shall be converted into and shall represent an equal number of fully paid and non-assessable shares of the Surviving Corporation which the be immediately canceled and extinguished and returned to the authorized but unissued shares of Accesspoint.

        (c) Each Share held in the treasury of Accesspoint or J.S.J immediately prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                                   ACCESSPOINT

        Accesspoint represents and warrants to, and agree with, J.S.J. as follows:

        2.1 Organization.

               (a) Accesspoint is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Accesspoint has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        2.2 Authority Relative to this Agreement. Accesspoint has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Accesspoint and, except for approval of the shareholders of Accesspoint, no other corporate proceedings on the part of Accesspoint are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Accesspoint and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

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        2.3 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by Accesspoint does not, and the consummation of the transactions contemplated hereby will not,

                      (i) to the best knowledge of Accesspoint after due inquiry ("Best Knowledge"), conflict with or violate any law, regulation, court order, judgment or decree applicable to Accesspoint or by which its properties are bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of Accesspoint or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of Accesspoint pursuant to any contract to which Accesspoint is a party or by which Accesspoint or any of its respective properties is bound or affected.

               (b) Except for compliance with applicable state securities laws, Accesspoint is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by Accesspoint in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        2.4 Capitalization. As of the Closing, Accesspoint shall have authorized capital stock of Thirty Million (30,000,000) shares, divided into Twenty-Five Million (25,000,000) shares of common stock, par value $.001 per share, and Five Million (5,000,000) shares of preferred stock, par value $.001 per share. All the outstanding shares of capital stock of Accesspoint have been duly authorized and are validly issued, fully paid and non-assessable.

        2.5 Litigation. No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to Accesspoint is pending or, to the Best Knowledge of Accesspoint, threatened against Accesspoint, and no governmental entity or regulatory body has advised Accesspoint of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or, to the Best Knowledge of Accesspoint, threatened against or affecting Accesspoint at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Accesspoint pursuant to this Agreement. As of the date hereof, Accesspoint is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to Accesspoint.


                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                                     J.S.J.



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        J.S.J. represents and warrants to, and agrees with, Accesspoint as follows:

        3.1 Organization.

               (a) J.S.J. is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        3.2 Authority Relative to this Agreement. J.S.J. has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of J.S.J. and no other corporate proceedings on the part of J.S.J. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by J.S.J. and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

        3.3 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by J.S.J. does not, and the consummation of the transactions contemplated hereby will not, (i) to the Best of Knowledge of J.S.J. after due inquiry ("Best Knowledge"), conflict with or violate any law, regulation, court order, judgment or decree applicable to J.S.J. or by which its properties are bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of J.S.J. or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of J.S.J. pursuant to any contract to which J.S.J. is a party or by which J.S.J. or any of its respective properties is bound or affected.

               (b) Except for compliance with applicable state securities laws, J.S.J. is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by J.S.J. in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        3.4 Capitalization. J.S.J. has authorized capital stock of 50,000,000 shares of common stock, par value of $.0001 per share. J.S.J. has authorized no preferred shares. All the outstanding shares of capital stock of J.S.J. have been duly authorized and are validly issued, fully paid and non-assessable.

        3.5 Litigation. No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to J.S.J.
is pending or, to the best knowledge of J.S.J. threatened against J.S.J., and no governmental entity or regulatory body has advised J.S.J. of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of J.S.J., threatened against or affecting J.S.J. at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by J.S.J. pursuant to this Agreement. As of the date hereof, J.S.J. is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to J.S.J..


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        3.6 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of J.S.J. are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

                                    ARTICLE 4

                                    COVENANTS

        4.1 Conduct of Business. From the date hereof to the Effective Time, each of Accesspoint and J.S.J. shall:

               (a) conduct its business only in the ordinary course and in substantially the same manner as heretofore conducted;

               (b) maintain and keep its material properties and equipment in good repair, working order and condition, except for ordinary wear and tear;

               (c) use its best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it;

               (d) perform in all material respects all of its obligations under all Contracts applicable to its business or properties;

               (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees so that they will be available after the Effective Time, and maintain its relationships with its customers so that they will be preserved after the Effective Time;

               (f) Other than as contemplated by this Agreement, not change its articles of incorporation or bylaws.

               (g) Other than as contemplated by this Agreement, not make any change in its authorized or issued capital stock, or issue, encumber, purchase or otherwise acquire any of its capital stock other than as provided for in this Agreement.

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        4.2 Best Efforts. Subject to the terms and conditions herein provided, each of the Accesspoint and J.S.J. shall to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including to make all required submissions or filings with governmental entities and regulatory bodies, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Accesspoint and J.S.J. will execute any additional instruments necessary to consummate the transactions contemplate hereby.


                                    ARTICLE 5
              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same. All representations and warranties shall survive the Effective Time and shall not be affected by any investigation at any time made by or on behalf of Accesspoint, on the one hand, or J.S.J., on the other hand.


                                    ARTICLE 6

                               GENERAL PROVISIONS

        6.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

        6.2 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        6.3 Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws. Venue for any legal action arising out of this Agreement shall be Orange County, California.

        6.4 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.


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        6.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as directed by them from time to time.

        6.7 Descriptive Headings; Table of Contents. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Table of Contents preceding this Agreement is not a part hereof.

        6.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

        6.9 Attorney's Fees. The prevailing party in any action for enforcement or interpretation of this Agreement shall be entitled to recover, as part of its judgment, reasonable attorney's fees and costs of such suit.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.



                                  Accesspoint Corporation, a
                                  Nevada Corporation





                                  By: /s/ Tom M. Djokovich
                                  -------------------------------------
                                  Tom M. Djokovich,
                                  Chief Executive Officer





                                  J.S.J. Capital III, Inc., a
                                  Nevada Corporation




                                  By: /s/ James W. Bentley III
                                  -------------------------------------
                                  James W. Bentley III,
                                  Chief Executive Officer


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